EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-288247) pertaining to the Amrize Ltd 2025 Omnibus Incentive Plan and Amrize Ltd Employee Stock Purchase Plan of Amrize Ltd of our report dated February 18, 2026, with respect to the consolidated financial statements of Amrize Ltd included in this Annual Report (Form 10-K) for the year ended December 31, 2025.

/s/ Ernst & Young AG
Zurich, Switzerland
February 18, 2026